SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K

         Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


   Date of Report (date of event reported):  October 31, 2000.


                 WESTERN MEDIA GROUP CORPORATION
     (Exact name of registrant as specified in its charter)


                  Commission File No.  2-71164

              Minnesota                        41-1311718
   (State or other jurisdiction of          (I.R.S. Employer
    incorporation or organization)         Identification No.)


    11900 Wayzata Blvd., Suite 100,  Hopkins, MN         55305
   (Address of principal executive offices)            (Zip Code)


         Registrant's Telephone Number:  (612)-546-1332


                         Not Applicable
      (Former name, former address and former fiscal year,
                  if changed since last report)

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            ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

Change in Control Transaction

     On October 31, 2000, Western Media Group Corporation, Pink Sheet symbol WMGC ("Company") issued 9,000,000 shares of its common stock to DDR, Ltd. ("DDR") in connection with certain transactions contemplated under a Consulting Agreement dated October 11, 2000 and Acquisition Agreement dated October 27, 2000 (collectively the "DDR Agreements"). These shares were issued following a recapitalization of the Company in which the Company increased the number of authorized shares to 100,000,000, par value $0.001, consisting of 95,000,000 shares of common stock and 5,000,000 shares of preferred stock without designation as to series, rights, or preferences, and a 1 for 10 reverse split in the issued and outstanding common shares. The recapitalization was approved at a meeting of the stockholders held on October 10, 2000. At the meeting, the stockholders also elected Patrick L. Riggs and Raymond T. Minicucci as directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified.

     Under the DDR Agreements, DDR agreed to provide over a period of one-year consulting services to the Company in connection with private and public financing, securities broker and investor relations, and mergers and acquisitions, including a proposed acquisition of K-Rad Konsulting, LLC, of Huntington, New York ("KKL") which was a wholly owned subsidiary of DDR. In consideration for such services, the Company agreed to sell to DDR 9,000,000 post-reverse split shares for $900. The DDR Agreements also provide for the acquisition of KKL in exchange for 100,000 shares of the Company's common stock. Pursuant to the verbal agreement of the parties to modify the terms of the written DDR Agreements, the Company issued 9,000,000 shares of common stock to acquire all of the member interest in KKL from DDR, and DDR agreed to continue to provide the consulting services described in the DDR Agreements in consideration for the benefits derived from the Company common stock issued to DDR.

     The purchase price was determined through arms-length negotiations between the Company and DDR on the basis of the net assets of KKL and the goodwill associated with the business. The owners of DDR, Dennis Helfman, Donald Helfman and Bita Azarieh were not affiliated or associated with the Company or its affiliates prior to the acquisition.

     As a result of the reverse stock split and the transaction with DDR, DDR acquired approximately 78.3% of the 11,499,310 shares of common stock of the Company outstanding on October 31, 2000.

          ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On October 31, 2000, the Company acquired from DDR all of the member interest in K-Rad Konsulting, LLC, as described under
Item 1, above. In connection with the transaction, the board of directors of the Company appointed Konrad Kim as a director of the Company.

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     KKL is engaged in the business of providing computer network and software system consulting, installation, and maintenance services to businesses. KKL commenced business in February 2000, and from February 10, 2000 through September 30, 2000, had an unaudited net income of $40,493 on total revenue of $60,470.

           ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements.

(a)  Financial Statements.

     It is impracticable for the Company to provide the required historical financial statements of KKL at the time this report on Form 8-K is filed. The Company proposes to file the required financial statements as soon as they are available.

(b)  Pro Forma Financial Information.

     It is impracticable for the Company to provide the required pro forma financial information at the time this report on Form 8-K is filed. The Company proposes to file the required pro forma financial information as soon as it is available.

(c) Exhibits. Copies of the following documents are included as exhibits to this report pursuant to Item 601 of Regulation S-B.

 Exhibit  SEC Ref.   Title of Document
   No.       No.

    1       (10)     Consulting Agreement with DDR, Ltd.  dated
                     October 11, 2000

    2        (2)     Acquisition Agreement pertaining to  K-Rad
                     Konsulting, LLC, dated October 27, 2000


                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Western Media Group Corporation


DATED: November 8, 2000            By: /s/ Patrick L. Riggs, President

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